Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

Winn-Dixie Stores, Inc., a Florida corporation (hereinafter the “Company”) and Peter L. Lynch (hereinafter the “Executive) hereby agree and consent this 20th day of November, 2007 to amend the Employment Agreement entered into between the parties on October 23, 2006, this First Amendment being effective as of January 1, 2005, as follows:

1. The final sentence of Section 3(b) is amended to read as follows:

The Executive’s Bonus shall be paid in accordance with the Company’s applicable policy, but in any event no later than 2-  1/2 months after the end of the applicable fiscal year.

2. Subsection 3(c) is amended to read as follows:

(c) Fiscal Year 2007 Additional Bonus. In addition to any Bonus that the Executive is entitled to under Section 3(b) above, the Company shall pay the Executive an additional bonus for the Company’s fiscal year 2007 in an amount equal to $2,000,000.00, less all applicable withholding taxes, no later than 2-1/2 months following the Restructuring Date.

3. The final clause of the second to last sentence of the second paragraph of Subsection 5(a) is amended to read as follows:

. . ., shall be determined and paid no later than 2-1/2 months after the close of the applicable fiscal year.

4. The references in Subsections 5(d) and (e) to “Section 10” are amended to refer instead to “Section 11.”

5. Subsection 5(h) is renumbered as 5(i) and a new Subsection 5(h) is inserted to read as follows:

(h) Payments on Termination. Notwithstanding anything in this Agreement to the Contrary, no payments shall be made on the Executive’s termination of employment unless such termination meets the definition of “separation from service” in Treasury Regulations Section 1.409A-1(h).

6. Subsection 5(i), as renumbered by Paragraph 6 above, is amended to read as follows:

(i) Timing of Payments. Except as explicitly provided otherwise in this Agreement, payments which are made based on the death of the Executive or the Executive’s termination of employment with the Company shall be paid no later than the later of (i) the end of the calendar year in which the Executive’s death or termination occurred, or (ii) 2- 1/2 months after the Executive’s death or termination. Notwithstanding the foregoing, to the extent necessary to comply with the restriction of Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, the first payment to the Executive under First Amendment to Employment Agreement Sections 5(d) and 5(e) of this Agreement shall be made on the first date that is at least six months after Executive’s termination date. The first payment shall include any installments that would have been paid previously under Sections 5(d) and 5(e) were it not for this special timing rule.

7. The references in Section 9 to “Section 10” and “Section 10(i)” are amended to refer instead to “Section 11” and “Section l1(j),” respectively.

8. The references in Section 10 to “Section 5(c)” and “Section 5(d)” are amended to refer instead to “Section 5(d)” and Section 5(e),” respectively.

9. The references in Subsections (a), (h) and (i) of the first Section 11 (titled “Executive’s Covenants”) to “Section 10” are amended to refer instead to “Section 11.”

10. The second Section 11 (titled “Indemnification”) and Sections 12 through 14 are renumbered as Sections 12 through 15, respectively.

11. The reference in Subsection (a) of Section 15 (as renumbered by Paragraph 113 above) to “Section 10” is amended to refer instead to “Section 11.”

IN WITNESS WHEREOF, each of the parties hereto has duly executed this First Amendment as of the date first set forth above.

EXECUTIVE:

/s/ Peter L. Lynch
Peter L. Lynch

COMPANY:

WINN-DIXIE STORES, INC.

By:	/s/ Bennett Nussbaum
Bennett Nussbaum, Senior Vice President

FIRST AMENDMENT TO THE WINN-DIXIE STORES, INC. 2006 DEFERRED COMPENSATION PLAN

Winn-Dixie Stores, Inc., a Florida corporation (hereinafter the “Company”) has established and maintains the Winn-Dixie Stores, Inc. 2006 Deferred Compensation Plan (the “Plan”) and pursuant to the reservation of right to amend the Plan in Section 6.1 thereof, hereby amends the Plan effective as of the Plan’s Effective Date (but in no event earlier than January 1, 2005) as follows:

1. Section 4.4 is hereby revised by adding to the end thereof the following:

To the extent required by Section 409A and the regulations thereunder, any payment to a “specified employee” shall be delayed for six months following the specified employee’s separation from service.

2. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, Winn-Dixie Stores, Inc. has hereby executed this amendment on this 20TH day of November, 2007, effective as provided above.

COMPANY:

WINN-DIXIE STORES, INC.

By:	/s/ Bennett Nussbaum
Bennett Nussbaum, Senior Vice President